UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41781	81-0971660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Nicollet Mall
Suite 640
Minneapolis, MN 55402
(Address of principal executive offices, including zip code)

+1 (651) 240 6001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	SEZL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions.

On February 25, 2026, Sezzle Inc. (the “Company”) issued a press release announcing its fourth quarter and full year financial results for the period ending December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 Form 10-K”), the Company concluded that it had not appropriately classified purchases and originations of notes receivable, and proceeds from repayments thereof, as “investing activities” within its Consolidated Statements of Cash Flows for the year ended December 31, 2024. The impacts of the restatement for the year ended December 31, 2024, as described above, are reflected in the Consolidated Statements of Cash Flows and had no impact on the Consolidated Balance Sheets, Consolidated Statements of Operations and Comprehensive Income, Consolidated Statements of Stockholders’ Equity, or the Notes to the Consolidated Financial Statements. As a result, the Company’s Consolidated Statements of Cash Flows for the following periods (collectively, the “Restated Consolidated Statements of Cash Flows”) should no longer be relied upon: (1) the year ended December 31, 2024, (2) the three months ended March 31, 2024, and 2025, (3) the six months ended June 30, 2024 and 2025, and (4) the nine months ended September 30, 2024 and 2025.

The following table presents the amounts previously reported and a reconciliation of the restatement amounts reported on the restated Consolidated Statements of Cash Flows for the year ended December 31, 2024. The amounts previously reported were derived from our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

	For the year ended December 31, 2024
(in thousands)	As previously reported	Restatement impact	As restated
Discount on notes receivable	$—	$460	$460
Notes receivables	(89,289)	89,289	—
Net Cash Provided from Operating Activities	$40,899	$89,749	$130,648

Purchases and originations of notes receivable, net of proceeds from repayments	$—	$(89,749)	$(89,749)
Net Cash Used for Investing Activities	$(1,464)	$(89,749)	$(91,213)

On February 19, 2026, management, after discussion with the Company’s independent registered public accounting firm, Baker Tilly US, LLP, and the Audit Committee of the Company’s Board of Directors, determined that the Restated Consolidated Statements of Cash Flows should no longer be relied upon due to the misclassification described above.

The Company has not filed and does not intend to file amendments to its previously filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q containing the Restated Statements of Cash Flows. Investors and others should rely on the financial information and other disclosures regarding the affected periods as described in the 2025 Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) and in future filings with the SEC (as applicable).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Dated: February 25, 2026	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer